UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Boards of Directors of Banc of California, Inc. (the “Company”) and Banc of California, National Association (the “Bank”) have appointed Albert J. Wang as the Principal Accounting Officer of the Company and the Bank, effective September 1, 2016. Mr. Wang replaces James McKinney, who continues to serve as the Chief Financial Officer of the Company and the Bank, as the designated Principal Accounting Officer of the Company and the Bank effective that same date.

Mr. Wang, age 41, previously served in various leadership positions with Santander Bank, N.A. from 2011 until 2016, with the most recent position being as Chief Accounting Officer. Previously, Mr. Wang held management roles at PricewaterhouseCoopers from 2004 until 2011, in which capacities he provided assurance and business advisory services to depository and lending institutions. Mr. Wang is a Certified Public Accountant with over 18 years of accounting and finance experience working with domestic and offshore companies and holds a Master of Business Administration from Temple University as well as a Bachelor of Science in Accounting from the University of Scranton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

August 29, 2016	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and
Corporate Secretary

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